UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

Strategic Storage Trust, Inc.

(Exact name of Company as specified in its charter)

Commission File Number: 000-53644

Maryland	32-0211624
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices)

(877) 327-3485

(Company’s telephone number)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated February 12, 2009, for the purpose of filing the financial statements and pro forma financial information required by item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a portfolio of three self storage facilities from Garrard Street Enterprises LLC and Crescent Springs Storage, L.L.C. in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

(a)	Financial Statements Applicable to the Best Properties

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Strategic Storage Trust, Inc.

Ladera Ranch, California

We have audited the accompanying combined statement of revenue and certain operating expenses (the “Historical Summary”) of the properties located at Richwood Road, Walton, Kentucky, and Centennial Circle, Florence, Kentucky, which were acquired from Garrard Street Enterprises, LLC and the property located at Ritchie Avenue, Crescent Springs, Kentucky acquired from Crescent Springs Storage, L.L.C. (collectively, the “Best Properties”) for the year ended December 31, 2008. The Historical Summary is the responsibility of the Best Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A and in the registration statement on Form S-11 of Strategic Storage Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Best Properties revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the combined revenue and certain operating expenses described in Note 1 of the Best Properties for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Baltimore, Maryland

April 20, 2009

BEST PROPERTIES

COMBINED STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES

Year ended December 31, 2008

REVENUE
Net rental revenue	$1,188,571
Other operating income	42,891

Total revenue		$1,231,462

CERTAIN OPERATING EXPENSES
Property operating expenses	197,629
Salaries and related expense	136,970
Marketing expense	27,302
Real estate taxes	61,958
Property insurance	38,176

Total certain operating expenses		462,035

Revenue in excess of certain operating expenses		$769,427

See notes to combined statement of revenue and certain operating expenses.

BEST PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2008

Note 1. Organization and Basis of Presentation

The accompanying combined statement of revenue and certain operating expenses includes the revenue and certain operating expenses of properties located in Walton, Kentucky and Florence, Kentucky acquired from Garrard Street Enterprises, LLC and Crescent Springs, Kentucky acquired from Crescent Springs Storage, L.L.C. (collectively, the “Best Properties”). Strategic Storage Trust, Inc. (the “Company”) acquired the Best Properties on February 12, 2009 for a total purchase price of $9.9 million, plus closing costs and acquisition fees. On the date of acquisition, the Best Properties contained 434 storage units in Walton, 344 storage units in Crescent Springs and 517 storage units in Florence.

The accompanying combined statement of revenue and certain operating expenses (the “Historical Summary”) was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The combined statement of revenue and certain operating expenses is not representative of the actual operations of the Best Properties for the period presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Best Properties have been excluded. Expenses excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Best Properties. Therefore the combined statement of revenue and certain operating expenses may not be comparable to a statement of operations for the Best Properties after their acquisition by the Company. Except as noted above, the management of the Best Properties is not aware of any material factors relating to the Best Properties for the year ended December 31, 2008 that would cause the reported combined financial information not to be indicative of future operating results.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The combined statement of revenue and certain operating expenses has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue Recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Rental income from tenants with leases having scheduled increases is recognized on a straight-line basis over the term of the lease. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property Operations

Certain operating expenses represent the direct expenses of operating the Best Properties and consist primarily of common area maintenance, utilities, real estate taxes, insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of the Best Properties.

Use of Estimates

The preparation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America requires management of the Best Properties to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising costs are charged to expense as incurred.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2008

The following unaudited pro forma consolidated balance sheet gives effect to an acquisition of three self storage facilities (the “Best Properties”) purchased from Garrard Street Enterprises LLC and Crescent Springs Storage L.L.C. on February 12, 2009 as if it was completed as of December 31, 2008 by Strategic Storage Trust, Inc., a Maryland Corporation (the “Company”). The following unaudited pro forma consolidated statement of operations is based on the historical consolidated statement of operations of the Company and the historical statement of operations of the Best Properties. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2008 gives effect to this acquisition as if it was completed as of January 1, 2008.

The information included in the “Strategic Storage Trust, Inc. Historical” column of the unaudited pro forma consolidated balance sheet as of December 31, 2008 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2008 sets forth the Company’s historical consolidated balance sheet and statement of operations which are derived from the Company’s audited consolidated financials statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the period ended December 31, 2008.

The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of operations of the Company would have been assuming such transaction had been completed as set forth above nor does it purport to represent the results of operations of the Company for future periods.

Unaudited pro forma financial information for 2007 was not presented because the Company did not have any substantive operations until 2008.

You should read the unaudited pro forma consolidated financial statements set forth below in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filing discussed above.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2008

	Strategic Storage Trust, Inc. Historical	Completed Facilities Acquisition Note (3)		Strategic Storage Trust, Inc. Pro Forma
ASSETS
Cash and cash equivalents	$2,614,632	$(1,939,595)	(d)	$675,037
Real estate facilities:
Land	3,512,365	1,770,000	(a)	5,282,365
Buildings	10,474,575	7,296,000	(a)	17,770,575
Site Improvements	1,179,784	834,000	(a)	2,013,784

	15,166,724	9,900,000		25,066,724
Accumulated depreciation	(89,516)	—		(89,516)

	15,077,208	9,900,000		24,977,208
Escrow receivable	809,214	—		809,214
Prepaid expenses	390,627	(240,000)	(b)	150,627
Deferred financing costs, net of accumulated amortization	77,374	—		77,374
Intangible assets, net of accumulated depreciation	728,354	—		728,354
Other assets	122,574	—		122,574

Total assets	$19,819,983	$7,720,405		$27,540,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured promissory notes	$4,000,000	$4,500,000	(c)	$8,500,000
Accounts payable and accrued liabilities	247,199	42,000	(b)	289,199
Due to affiliates	1,172,014	—		1,172,014
Distributions payable	113,306	—		113,306

Total liabilities	5,532,519	4,542,000		10,074,519

Minority interest	100,720	—		100,720

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.001 par value; 700,000,000 shares authorized; 2,080,559 and 2,485,959 (pro forma) shares issued and outstanding at December 31, 2008	2,081	405	(d)	2,486
Additional paid-in capital	16,108,127	3,577,250	(d)	19,685,377
Distributions	(419,171)	—		(419,171)
Accumulated deficit	(1,504,293)	(399,250)	(e)	(1,903,543)

Total stockholders’ equity	14,186,744	3,178,405		17,365,149

Total liabilities and stockholders’ equity	$19,819,983	$7,720,405		$27,540,388

See notes to unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2008

	Strategic Storage Trust, Inc. Historical	Completed Facilities Acquisition Note (4)	Pro Forma Adjustments Note (5)		Strategic Storage Trust, Inc. Pro Forma
Revenues:
Self storage rental income	$363,006	$1,188,571	$—		$1,551,577
Ancilillary operating income	2,645	42,891	—		45,536

Total revenues	365,651	1,231,462	—		1,597,113

Operating expenses:
Property operating expenses	119,540	462,035	30,066	(1)	611,641
Property operating expenses-affiliates	54,485	—	172,888	(2)	227,373
General and administrative	1,247,654	—	—		1,247,654
Depreciation	111,256	—	291,857	(3)	403,113
Intangible amortization expense	148,735	—	—		148,735

Total operating expenses	1,681,670	462,035	494,811		2,638,516

Operating income (loss)	(1,316,019)	769,427	(494,811)		(1,041,403)
Other income (expense)
Interest expense	(141,555)	—	(225,000)	(4)	(366,555)
Deferred financing amortization expense	(88,427)	—	—		(88,427)
Interest income	27,126	—	—		27,126
Other financing costs	(48,490)	—	—		(48,490)
Other	(27,678)	—	(399,250)	(5)	(426,928)

Income (loss) before minority interest in loss of subsidiary	(1,595,043)	769,427	(1,119,061)		(1,944,677)
Minority interest in loss of subsidiary	90,750	—	(40,347)	(6)	50,403

Net income (loss)	$(1,504,293)	$769,427	$(1,159,408)		$(1,894,274)

Net loss per share - based and diluted	$(2.50)				$(1.88)

Weighted average shares outstanding	601,403			(7)	1,006,803

See notes to unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2008

Note 1. Acquisition

On February 12, 2009, the Company, through wholly-owned subsidiaries of the Company’s operating partnership closed on the purchase of self storage facilities located in Walton, Kentucky (“Walton Property”), Crescent Springs, Kentucky (“Crescent Springs Property”), and Florence, Kentucky (“Florence Property”) (collectively, the “Best Properties”) from Garrard Street Enterprises and Crescent Springs Storage, L.L.C. (collectively, the “Sellers”), unaffiliated third parties. The purchase price for the Best Properties was $9,900,000 plus closing costs and acquisition fees. The Company paid its advisor $247,500 in acquisition fees in connection with this acquisition.

In connection with the acquisition of the Best Properties, the Company entered into two promissory notes with the Sellers in the amount of $4.5 million (the “Best Notes”). The Best Notes mature on February 12, 2014 and bear a fixed interest rate of 5% per annum during the first three of their five year terms and 6% per annum during the final two years of their five year terms. Mandatory prepayments of principal totaling $2.5 million are due on February 12, 2012. The Best Notes are secured by a mortgage, security agreement and financing statement on the Company’s interest in the Best Properties and are cross-collateralized.

The Walton Property is a 434-unit self storage facility that sits on approximately 7.5 acres and contains approximately 72,000 rentable square feet of self storage space. The Crescent Springs Property is a 344-unit self storage facility that sits on approximately 2.6 acres and contains approximately 57,200 rentable square feet of self storage space. The Florence Property is a 517-unit self storage facility that sits on approximately 7 acres and contains approximately 81,800 rentable square feet of self storage space.

Note 2. Balance Sheet – Completed Facility Acquisition

The unaudited pro forma consolidated balance sheet of the Company reflects pro forma adjustments related to the acquisition of the Best Properties as if it occurred on December 31, 2008.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	Adjustment reflects the purchase price of $9.9 million allocated to land, building and site improvements. The purchase price allocation is preliminary; therefore the allocation between land, building and site improvements is subject to change.

(b)	Adjustment to prepaid expenses reflects the reversal of the deposit on the Best Properties acquisition. Adjustments to prepaid expenses and accrued liabilities reflect the prepayment of property insurance and the prepaid rents the Company became liable for at the time of the acquisition.

(c)	Adjustment reflects the Best Notes entered into in connection with the acquisition of the Best Properties.

(d)	The Best Properties were acquired using a combination of the Best Notes and cash on hand at the time of acquisition. The cash utilized was partially raised subsequent to December 31, 2008, and partially from cash on hand as of December 31, 2008. This adjustment reflects the additional equity, net of offering and organizational costs, raised to close the acquisition on February 12, 2009 and the portion of cash on hand at December 31, 2008 utilized to close the acquisition.

(e)	Adjustment reflects the expensing of acquisition-related transaction costs which are required to be expensed as incurred under SFAS No. 141(R) “Business Combinations”.

Note 4. Statement of Operations – Completed Facility Acquisition

This acquisition was completed on February 12, 2009. Therefore, these historical amounts represent unaudited results of the Best Properties for the year ended December 31, 2008.

STRATEGIC STORAGE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2008

Note 5. Statement of Operations – Pro Forma Adjustments

(1)	Adjustment reflects the estimated increased cost of property taxes and the estimated decreased cost of property insurance as compared to the Best Properties’ historical results. Pro forma property tax expense and pro forma property insurance expense for the year ended December 31, 2008, are estimated to be approximately $113,000 and approximately $17,000, respectively.

(2)	Adjustment reflects the additional fees the Company’s advisor or its affiliates are entitled to pursuant to the Company’s advisory agreement and property management agreement as compared to historical amounts. The Company’s advisor is paid an asset management fee of one-twelfth of one-percent of average invested assets calculated on a monthly basis. The Company’s property manager is paid a monthly fee of 6% of gross revenues received from the Company’s properties.

(3)	Adjustment reflects the depreciation expense resulting from the properties acquired on February 12, 2009. Such deprecation expense was based on a preliminary purchase price allocation of $1,770,000 to land, $7,296,000 to building and $834,000 to site improvements. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 35-year life. Depreciation expense on the purchase price allocated to site improvements is recognized using the straight-line method over a 10-year life. The purchase price allocation, and therefore depreciation expense, is preliminary and is subject to change.

(4)	Adjustment reflects the interest expense on the Best Notes.

(5)	Adjustment reflects the expensing of acquisition-related transaction costs, consisting of acquisition fees of $247,500 and closing costs of $151,750, which are required to be expensed as incurred under SFAS No. 141(R) “Business Combinations”.

(6)	Minority interest is adjusted based on the additional pro forma earnings and the pro forma shares outstanding. Such adjustment was based upon a monthly calculation of pro forma net income and pro forma shares outstanding.

(7)	The pro forma weighted average shares outstanding were computed based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares assumed to be issued (see Note 3(d) above) had the acquisition been completed on January 1, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: April 30, 2009	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer